Exhibit 23.2

SIDLEY AUSTIN llp 787 Seventh Avenue New York, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
Founded 1866

April 22, 2016

JPMorgan Chase & Co. 270 Park Avenue New York, New York 10017

Ladies and Gentlemen:

JPMorgan Chase & Co., a Delaware corporation (the “Company”), has registered under the Securities Act of 1933, as amended (the “Act”), among other securities, up to $20 billion principal amount of the Company’s senior, unsecured debt securities titled “Global Medium-Term Notes, Series E” (the “Notes”) and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-209682) relating to the proposed offer and sale of the Notes from time to time. The Notes are to be issued from time to time under an indenture, dated as of May 25, 2001, as amended by the First Supplemental Indenture dated as of April 9, 2008, the Second Supplemental Indenture dated as of November 14, 2011, the Third Supplemental Indenture dated as of September 24, 2014, the Fourth Supplemental Indenture dated as of December 5, 2014 and the Fifth Supplemental Indenture dated as of December 30, 2014 (as it may be further amended or supplemented from time to time, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee, in each case with such terms as are to be determined at the time of issue pursuant to the Indenture.

We hereby consent to any reference to us, in our capacity as special tax counsel to the Company, or any opinion of Sidley Austin llp delivered in such capacity in a prospectus supplement or pricing supplement relating to the offer and sale of any particular Note or Notes prepared and filed by the Company with the Commission on this date or a future date.

In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sidley Austin llp

Sidley Austin [NY] LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships